Exhibit 99.1

Investor Contact:	Media Contact:
Amanda Bryant, 312.780.5539	Franziska Weber, 312.780.6106
amanda.bryant@hyatt.com	franziska.weber@hyatt.com

HYATT REPORTS THIRD-QUARTER 2020 RESULTS
Recovery Led by Greater China and U.S. Select Service
Net Rooms Growth of 6.0%

CHICAGO (November 4, 2020) - Hyatt Hotels Corporation ("Hyatt" or the "Company") (NYSE: H) today reported third-quarter 2020 financial results. Net loss attributable to Hyatt was $161 million, or $1.59 per diluted share, in the third quarter of 2020, compared to net income attributable to Hyatt of $296 million, or $2.80 per diluted share, in the third quarter of 2019. Adjusted net loss attributable to Hyatt was $150 million, or $1.48 per diluted share, in the third quarter of 2020, compared to Adjusted net income attributable to Hyatt of $39 million, or $0.37 per diluted share, in the third quarter of 2019. Refer to the table on page 13 of the schedules for a summary of special items impacting Adjusted net income (loss) and Adjusted earnings (losses) per diluted share in the three months ended September 30, 2020 and September 30, 2019.

Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, "Third quarter results reflect Hyatt's ability to adapt to a continuously changing and uneven demand environment. In the third quarter, we doubled the number of room nights sold compared to the second quarter of 2020. I am exceptionally proud of our hotel teams who gained transient demand market share in the segments and geographies of strongest demand globally as they continue to discover and secure demand from many different sources. I am also very encouraged that we opened 27 new hotels representing over 4,300 new rooms, a record number of hotel openings for any third quarter in our history, while sustaining our pipeline for future growth during this disrupted time."

Third quarter of 2020 highlights as compared to the third quarter of 2019 are as follows:
•Net income (loss) decreased 154.2% to a net loss of $161 million.
•Adjusted EBITDA decreased 129.9% to $(48) million.
•Cash and cash equivalents of $1,778 million.
•Comparable system-wide RevPAR decreased 72.0%.
•Net rooms growth of 6.0%.
•Pipeline of executed management or franchise contracts for approximately 101,000 rooms, an increase of 9.8% compared to the third quarter 2019.

Mr. Hoplamazian continued, "We expect demand to remain uneven over the coming months and believe the ingenuity and resilience of our teams will enable us to continue to win share and deepen our strong relationships with our loyal guests and customers. Furthermore, we believe our strong liquidity position will help to sustain our operations over time and support our long-term growth strategy. During this time, our unwavering commitment to living our purpose to care for our colleagues, guests, owners, and communities around the globe is of paramount importance."

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

OPERATIONAL UPDATE
RevPAR continued to recover across all of Hyatt’s regions in the third quarter of 2020 with comparable system-wide RevPAR more than doubling sequentially off the low in the second quarter of 2020. The pace of recovery varied by region, and was led by occupancy gains in Greater China and United States select service hotels.

In the third quarter of 2020, RevPAR at comparable full service and select service hotels in the Americas benefited from stronger demand in certain markets within the United States. Within the ASPAC region, Greater China continued to lead the RevPAR recovery driven by strong domestic demand. Within the EAME/SW Asia region, RevPAR benefited from hotel re-openings over the summer holiday. RevPAR at comparable owned and leased hotels moderately increased over the quarter as more hotels resumed operations and leisure transient demand strengthened.

Hyatt continues to re-open hotels where operations had been suspended. As of September 30, 2020, 92% of total system-wide hotels (88% of rooms) were open compared to 80% of total system-wide hotels (74% of rooms) at June 30, 2020.

Preliminary October 2020 comparable system-wide RevPAR estimates reflect a modest sequential improvement compared to the third quarter of 2020, and a decrease of approximately 70% compared to October of 2019. These estimates are driven primarily by leisure transient demand. As of October 31, 2020, 94% of total system-wide hotels (92% of rooms) were open.

THIRD QUARTER RESULTS
Third quarter of 2020 financial results as compared to the third quarter of 2019 are as follows:

Management, Franchise and Other Fees
Total management and franchise fee revenues decreased 69.8% to $40 million, reflecting a sequential improvement from $12 million reported in the second quarter of 2020. Base management fees decreased 70.2% to $19 million, incentive management fees decreased 81.3% to $6 million, and franchise fees decreased 59.0% to $15 million. Other fee revenues decreased 17.1% to $12 million.

Americas Management and Franchising Segment
Americas management and franchising segment Adjusted EBITDA decreased 82.9% (82.8% decrease in constant currency) to $16 million. At June 30, 2020, 61% of Hyatt's Americas full service hotels (58% of rooms) and 93% of Americas select service hotels (93% of rooms) were open, and throughout the third quarter, operations continued to resume, with 85% of Americas full service hotels (81% of rooms) and 98% of Americas select service hotels (98% of rooms) open at September 30, 2020.
Americas net rooms increased 4.9% compared to the third quarter of 2019.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

Southeast Asia, Greater China, Australia, South Korea, Japan and Micronesia (ASPAC) Management and Franchising Segment
ASPAC management and franchising segment Adjusted EBITDA decreased 58.2% (58.7% decrease in constant currency) to $9 million. At June 30, 2020, 88% of Hyatt's ASPAC full and select service hotels (91% of rooms) were open, operations continued to resume throughout the third quarter resulting in 92% of Hyatt's ASPAC full and select service hotels (93% of rooms) being open at September 30, 2020.
ASPAC net rooms increased 8.2% compared to the third quarter of 2019.

Europe, Africa, Middle East and Southwest Asia (EAME/SW Asia) Management and Franchising Segment
EAME/SW Asia management and franchising segment Adjusted EBITDA decreased 113.4% (113.8% decrease in constant currency) to $(2) million. At June 30, 2020, 61% of Hyatt's EAME/SW Asia full and select service hotels (60% of rooms) were open, and throughout the third quarter, with operations continuing to resume, 86% of EAME/SW Asia full and select service hotels (85% of rooms) were open at September 30, 2020.
EAME/SW Asia net rooms increased 8.6% compared to the third quarter of 2019.

Owned and Leased Hotels Segment
Total owned and leased hotels segment Adjusted EBITDA decreased 177.4% (177.2% decrease in constant currency) to $(56) million. Owned and leased hotels segment results were heavily impacted by the COVID-19 pandemic, and by dispositions in 2019. Refer to the table on page 11 of the schedules for a detailed list of portfolio changes and the year-over-year net impact to total owned and leased hotels segment Adjusted EBITDA.
At June 30, 2020, 45% of Hyatt's owned and leased hotels (38% of rooms) were open, and throughout the third quarter, operations continued to resume, with 87% of owned and leased hotels (78% of rooms) open at September 30, 2020.

Corporate and Other
Corporate and other Adjusted EBITDA increased 57.8% (57.9% increase in constant currency), reflecting an $18 million increase as compared to the third quarter of 2019. This increase was primarily due to reductions in payroll and related costs as a result of cost containment initiatives in 2020 and integration related costs incurred in 2019 associated with the acquisition of Two Roads Hospitality LLC ("Two Roads").

Selling, General, and Administrative Expenses
Selling, general, and administrative expenses decreased 16.7%, inclusive of rabbi trust impact and stock-based compensation. Adjusted selling, general, and administrative expenses decreased 40.6%, or $32 million, primarily due to significant decreases in expenses as a result of cost containment initiatives in 2020, primarily payroll and related costs, and integration related costs incurred in 2019 associated with the acquisition of Two Roads, partially offset by an increase in bad debt expense. Refer to the table on page 16 of the schedules for a reconciliation of selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

OPENINGS AND FUTURE EXPANSION
Twenty-seven new hotels (or 4,396 rooms) opened in the third quarter of 2020, contributing to a 6.0% increase in net rooms compared to the third quarter of 2019.
As of September 30, 2020 the Company had executed management or franchise contracts for approximately 500 hotels (or approximately 101,000 rooms), reflecting an increase of 9.8% compared to the third quarter of 2019. The amount of executed management and franchise contracts is unchanged from the quarter ended June 30, 2020.

SHARE REPURCHASE/DIVIDEND
There were no Class A or Class B shares repurchased during the third quarter. The Company ended the third quarter with 38,466,898 Class A and 62,696,948 Class B shares issued and outstanding.

The Company suspended all share repurchase activity effective March 3, 2020, and suspended its quarterly dividend through the first quarter of 2021.

BALANCE SHEET
As of September 30, 2020, the Company reported the following:
•Total debt of $3,241 million.
•Pro rata share of unconsolidated hospitality venture debt of approximately $654 million, substantially all of which is non-recourse to Hyatt and a portion of which Hyatt guarantees pursuant to separate agreements.
•Cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of $1,778 million, restricted cash of $12 million, and short-term investments of $310 million.
•Undrawn borrowing availability of $1,499 million under Hyatt's revolving credit facility, net of letters of credit outstanding.

On August 26, 2020, the Company issued $750 million of three-month LIBOR plus 3.0% senior notes due 2022 at par. The Company received approximately $745 million of net proceeds from the sale, after deducting $5 million of underwriting discounts and other offering expenses. This short-term bond issuance reinforced Hyatt’s ability to continue to effectively navigate the COVID-19 recovery period with significant liquidity and flexibility.

The Company believes it has adequate existing liquidity to fund operations for over 36 months based on third quarter 2020 demand levels.

SEGMENT REPORTING UPDATES
Effective January 1, 2020, we changed the strategic and operational oversight for our Miraval properties, which were previously evaluated as a distinct business by our chief operating decision maker (CODM). The management fees from Miraval properties are now reported in the Americas management and franchising segment, and the operating results and financial position of underlying hotel results are now reported in our owned and leased hotels segment; the results of Miraval properties were previously reported in corporate and other. In addition, the license fees we receive from Hyatt Residence Club are
Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

now reported within our Americas management and franchising segment due to changes in the strategic oversight for these license agreements. The segment changes have been reflected retrospectively to the three and nine months ended September 30, 2019.

In addition, effective January 1, 2020, we classified Miraval wellness resorts as full service hotels. All schedules have been updated to reflect this change to our properties and statistics retrospectively to the three and nine months ended September 30, 2019.
Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

CONFERENCE CALL INFORMATION
The Company will hold an investor conference call tomorrow, November 5, 2020 at 10:30 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investors.hyatt.com or by registering directly prior to the event using our online registration link provided below. Registering with the direct link will provide participants a dial-in number for access to the call. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days.

Online registration: http://www.directeventreg.com/registration/event/8690418

FORWARD-LOOKING STATEMENTS
Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, occupancy, market share, the number of properties we expect to open in the future, the number of months of operations our existing liquidity is expected to fund, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the short- and longer-term effects of the COVID-19 pandemic, including on the demand for travel, transient and group business, and levels of consumer confidence; actions that governments, businesses, and individuals take in response to the COVID-19 pandemic or any resurgence, including limiting or banning travel; the impact of the COVID-19 pandemic and actions taken in response to the COVID-19 pandemic or any resurgence, on global and regional economies, travel, and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; the ability of third-party owners, franchisees or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic; the duration of the COVID-19 pandemic and the pace of recovery following the pandemic or any resurgence; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 pandemic; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans and common stock repurchase program and quarterly dividend, including a reduction in or elimination of repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; the possible inability of third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program; cyber
Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

incidents and information technology failures; outcomes of legal or administrative proceedings; violations of regulations or laws related to our franchising business; and other risks discussed in the Company's filings with the SEC, including our annual report on Form 10-K and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: net income (loss), adjusted for special items; diluted earnings (losses) per share, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; and Adjusted SG&A. See the schedules to this earnings release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

AVAILABILITY OF INFORMATION ON HYATT'S WEBSITE AND SOCIAL MEDIA CHANNELS
Investors and others should note that Hyatt routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission (SEC) filings, press releases, public conference calls, webcasts and the Hyatt Investor Relations website. The Company uses these channels as well as social media channels (e.g., the Hyatt Facebook account (facebook.com/hyatt); the Hyatt Instagram account (instagram.com/hyatt/); the Hyatt Twitter account (twitter.com/hyatt); the Hyatt LinkedIn account (linkedin.com/company/hyatt/); and the Hyatt YouTube account (youtube.com/user/hyatt) as a means of disclosing information about the Company's business to our guests, customers, colleagues, investors, and the public. While not all of the information that the Company posts to the Hyatt Investor Relations website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Hyatt to review the information that it shares at the Investor Relations link located at the bottom of the page on hyatt.com and on the Company's social media channels. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting "Sign up for Email Alerts" in the "Investor Resources" section of Hyatt's website at investors.hyatt.com.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

ABOUT HYATT HOTELS CORPORATION
Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company offering 21 premier brands. As of September 30, 2020, the Company's portfolio included more than 950 hotel, all-inclusive, and wellness resort properties in 67 countries across six continents. The Company's purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to attract and retain top employees, build relationships with guests and create value for shareholders. The Company's subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences, vacation ownership properties, and fitness and spa locations, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Alila®, Andaz®, The Unbound Collection by Hyatt®, Destination®, Hyatt Regency®, Hyatt®, Hyatt Ziva™, Hyatt Zilara™, Thompson Hotels®, Hyatt Centric®, Caption by Hyatt, Joie de Vivre®, Hyatt House®, Hyatt Place®, tommie™, UrCove, Hyatt Residence Club® and Exhale® brand names, and operates the World of Hyatt® loyalty program that provides distinct benefits and exclusive experiences to its valued members. For more information, please visit www.hyatt.com.

Note: All RevPAR and ADR percentage changes are in constant dollars. This release includes references to non-GAAP financial measures. Refer to the non-GAAP reconciliations included in the schedules and the definitions of the non-GAAP measures presented beginning on page 12.

Hyatt Hotels Corporation
Table of Contents
Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income (Loss)
2.	Segment Financial Summary
3.	Hotel Chain Statistics - Comparable Locations
4.	Hotel Brand Statistics - Comparable Locations
5.	Fee Summary
6.	Net Gains and Interest Income From Marketable Securities Held to Fund Rabbi Trusts
7.	Capital Expenditures Summary
8. - 9.	Properties and Rooms by Geography
10.	Properties and Rooms by Brand
11.	Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
12. - 17.	Reconciliations of Non-GAAP Financial Measures
a.	Net Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
b.
Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Three Months Ended September 30, 2020 and September 30, 2019

c.
Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Nine Months Ended September 30, 2020 and September 30, 2019

d.	SG&A Expenses to Adjusted SG&A Expenses
e.	Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
18. - 21.	Definitions

Percentages on the following schedules may not recompute due to rounding. Not meaningful percentage changes are presented as "NM".

Hyatt Hotels Corporation
Condensed Consolidated Statements of Income (Loss)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES:
Owned and leased hotels	$80	$430	$422	$1,390
Management, franchise, and other fees	52	148	180	447
Amortization of management and franchise agreement assets constituting payments to customers	(7)	(5)	(20)	(16)
Net management, franchise, and other fees	45	143	160	431
Other revenues	7	25	45	98
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	267	617	1,015	1,826
Total revenues	399	1,215	1,642	3,745
DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	131	346	495	1,070
Depreciation and amortization	80	85	233	248
Other direct costs	9	28	50	103
Selling, general, and administrative	69	83	217	306
Costs incurred on behalf of managed and franchised properties	278	633	1,068	1,871
Direct and selling, general, and administrative expenses	567	1,175	2,063	3,598
Net gains and interest income from marketable securities held to fund rabbi trusts	22	—	23	41
Equity losses from unconsolidated hospitality ventures	(20)	(5)	(45)	(2)
Interest expense	(35)	(19)	(87)	(58)
Gains on sales of real estate	—	373	8	374
Asset impairments	—	(9)	(52)	(13)
Other income (loss), net	(19)	25	(114)	104
INCOME (LOSS) BEFORE INCOME TAXES	(220)	405	(688)	593
BENEFIT (PROVISION) FOR INCOME TAXES	59	(109)	188	(148)
NET INCOME (LOSS)	(161)	296	(500)	445
NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$(161)	$296	$(500)	$445

EARNINGS (LOSSES) PER SHARE - Basic
Net income (loss)	$(1.59)	$2.84	$(4.93)	$4.23
Net income (loss) attributable to Hyatt Hotels Corporation	$(1.59)	$2.84	$(4.93)	$4.23
EARNINGS (LOSSES) PER SHARE - Diluted
Net income (loss)	$(1.59)	$2.80	$(4.93)	$4.17
Net income (loss) attributable to Hyatt Hotels Corporation	$(1.59)	$2.80	$(4.93)	$4.17

Basic share counts	101.3	104.3	101.3	105.2
Diluted share counts	101.3	105.9	101.3	106.8

Hyatt Hotels Corporation
Segment Financial Summary
(in millions)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2020	2019	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)	2020	2019	Change ($)	Change (%)	Change in Constant $	Change in Constant $ (%)

Owned and leased hotels (b)	$82	$441	$(359)	(81.4)%	$(360)	(81.5)%	$432	$1,417	$(985)	(69.5)%	$(979)	(69.3)%
Americas management and franchising (b)	33	124	(91)	(73.7)%	(90)	(73.5)%	154	402	(248)	(61.8)%	(246)	(61.6)%
ASPAC management and franchising	17	32	(15)	(47.9)%	(15)	(48.3)%	42	96	(54)	(57.0)%	(53)	(56.6)%
EAME/SW Asia management and franchising	5	21	(16)	(75.2)%	(17)	(75.2)%	17	58	(41)	(70.2)%	(41)	(69.8)%
Corporate and other (b)	7	15	(8)	(54.8)%	(8)	(54.8)%	25	45	(20)	(43.9)%	(20)	(43.9)%
Eliminations (a)	(5)	(30)	25	84.3%	25	84.3%	(23)	(83)	60	72.5%	60	72.5%
Adjusted revenues	$139	$603	$(464)	(77.0)%	$(465)	(77.1)%	$647	$1,935	$(1,288)	(66.5)%	$(1,279)	(66.4)%

Adjusted EBITDA
Owned and leased hotels (b)	$(53)	$60	$(113)	(187.6)%	$(114)	(186.8)%	$(93)	$253	$(346)	(136.7)%	$(347)	(136.6)%
Pro rata share of unconsolidated hospitality ventures	(3)	13	(16)	(127.5)%	(15)	(128.4)%	(7)	38	(45)	(119.5)%	(43)	(120.4)%
Total owned and leased hotels (b)	(56)	73	(129)	(177.4)%	(129)	(177.2)%	(100)	291	(391)	(134.5)%	(390)	(134.6)%
Americas management and franchising (b)	16	93	(77)	(82.9)%	(76)	(82.8)%	81	288	(207)	(71.9)%	(205)	(71.7)%
ASPAC management and franchising	9	19	(10)	(58.2)%	(10)	(58.7)%	15	59	(44)	(75.4)%	(43)	(75.2)%
EAME/SW Asia management and franchising	(2)	12	(14)	(113.4)%	(14)	(113.8)%	(12)	33	(45)	(135.4)%	(44)	(137.0)%
Corporate and other (b)	(15)	(33)	18	57.8%	18	57.9%	(65)	(110)	45	41.7%	45	41.8%
Eliminations	—	(1)	1	85.7%	1	85.7%	2	2	—	(1.4)%	—	(1.4)%
Adjusted EBITDA	$(48)	$163	$(211)	(129.9)%	$(210)	(130.0)%	$(79)	$563	$(642)	(114.1)%	$(637)	(114.2)%
(a)These intersegment eliminations represent management fee revenues and expenses related to our owned and leased hotels and promotional award redemption revenues and expenses related to our co-branded credit cards at our owned and leased hotels.
(b)Effective January 1, 2020, the results of Miraval are reported in the owned and leased hotels segment and Americas management and franchising segment. Fees from Hyatt Residence Club are reported in the Americas management and franchising segment. We have also reflected these changes to the three and nine months ended September 30, 2019.

Hyatt Hotels Corporation
Hotel Chain Statistics
Comparable Hotels
In Constant $

	Three Months Ended September 30,						Nine Months Ended September 30,
	RevPAR		Occupancy		ADR		RevPAR		Occupancy		ADR
	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019
Owned and leased hotels (# of hotels) (a) (c)
Owned and leased hotels (37)	$28.32	(83.1)%	14.6%	(60.5)% pts	$194.36	(13.1)%	$54.32	(68.9)%	24.3%	(51.5)% pts	$223.83	(2.9)%

Managed and franchised hotels (# of hotels) (b)
System-wide hotels (810)	$38.45	(72.0)%	29.8%	(46.5)% pts	$128.84	(28.5)%	$48.32	(64.3)%	31.5%	(42.6)% pts	$153.24	(16.2)%

Americas
Full service hotels (209)	$27.55	(82.7)%	17.7%	(59.4)% pts	$155.45	(24.6)%	$49.94	(68.9)%	25.7%	(50.0)% pts	$194.02	(8.4)%
Select service hotels (382)	$46.51	(57.8)%	44.3%	(34.6)% pts	$105.05	(24.8)%	$47.62	(55.5)%	40.9%	(35.4)% pts	$116.50	(16.9)%

ASPAC
Full service hotels (97)	$58.93	(58.9)%	42.4%	(33.0)% pts	$138.85	(26.9)%	$52.82	(62.1)%	34.4%	(37.9)% pts	$153.66	(20.2)%
Select service hotels (20)	$38.03	(29.3)%	57.9%	(9.9)% pts	$65.66	(17.3)%	$28.04	(44.6)%	41.0%	(22.8)% pts	$68.39	(13.8)%

EAME/SW Asia
Full service hotels (85)	$32.03	(76.1)%	18.6%	(51.2)% pts	$172.48	(10.2)%	$42.65	(66.0)%	25.4%	(41.8)% pts	$168.07	(9.8)%
Select service hotels (17)	$24.93	(63.8)%	29.4%	(48.6)% pts	$84.65	(4.1)%	$30.17	(53.5)%	34.1%	(38.2)% pts	$88.57	(1.4)%

(a) Owned and leased hotels figures do not include unconsolidated hospitality ventures.
(b) Managed and franchised hotels figures include owned and leased hotels.
(c) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the three and nine months ended September 30, 2019.

Hyatt Hotels Corporation
Hotel Brand Statistics
Comparable System-wide Managed and Franchised Hotels (a)
In Constant $

	Three Months Ended September 30,						Nine Months Ended September 30,
	RevPAR		Occupancy		ADR		RevPAR		Occupancy		ADR
	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019	2020	vs. 2019
Brand (# of hotels)
Park Hyatt (38)	$70.91	(69.3)%	25.9%	(45.2)% pts	$273.31	(15.9)%	$85.18	(62.6)%	27.5%	(41.9)% pts	$310.08	(5.6)%
Grand Hyatt (52)	$36.48	(76.6)%	25.8%	(50.2)% pts	$141.19	(31.3)%	$51.25	(68.1)%	28.5%	(46.3)% pts	$180.06	(16.2)%
Andaz (18)	$47.77	(78.9)%	29.7%	(48.4)% pts	$160.58	(44.6)%	$80.08	(65.6)%	33.5%	(44.0)% pts	$239.00	(20.4)%
Composite Luxury[1]	$46.86	(74.1)%	25.9%	(48.6)% pts	$181.16	(25.3)%	$60.53	(66.5)%	28.1%	(44.7)% pts	$215.19	(13.2)%

Hyatt Regency (191)	$30.71	(77.1)%	23.1%	(52.8)% pts	$132.76	(24.8)%	$43.63	(66.9)%	27.6%	(46.1)% pts	$157.89	(11.7)%
Hyatt Centric (24)	$24.65	(85.2)%	18.1%	(60.1)% pts	$136.50	(35.7)%	$50.19	(70.5)%	26.1%	(50.5)% pts	$192.45	(13.4)%
Composite Upper-Upscale[2]	$30.16	(77.9)%	22.7%	(53.3)% pts	$133.17	(25.9)%	$43.96	(67.3)%	27.5%	(46.4)% pts	$159.69	(12.3)%

Hyatt Place (327)	$42.39	(56.7)%	43.2%	(33.9)% pts	$98.15	(22.7)%	$42.76	(55.2)%	39.5%	(35.1)% pts	$108.32	(15.3)%
Hyatt House (92)	$53.74	(58.2)%	48.4%	(33.3)% pts	$111.00	(29.5)%	$55.33	(54.8)%	44.2%	(33.7)% pts	$125.12	(20.4)%
Composite Upscale[3]	$44.97	(57.1)%	44.4%	(33.8)% pts	$101.34	(24.4)%	$45.62	(55.1)%	40.6%	(34.7)% pts	$112.49	(16.5)%

(a) Managed and franchised hotels figures include owned and leased hotels.
1 Includes Park Hyatt, Miraval, Grand Hyatt, Alila, Andaz, The Unbound Collection by Hyatt, Thompson Hotels, and one unbranded property which we currently intend to rebrand in 2021.
2 Includes Destination, Hyatt Regency, Hyatt, Hyatt Centric, and Joie de Vivre.
3 Includes Hyatt Place and Hyatt House.

Hyatt Hotels Corporation
Fee Summary
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)

Base management fees	$19	$64	$(45)	(70.2)%	$74	$195	$(121)	(62.2)%
Incentive management fees	6	33	(27)	(81.3)%	12	106	(94)	(88.5)%
Franchise fees	15	37	(22)	(59.0)%	48	107	(59)	(54.8)%
Management and franchise fees	40	134	(94)	(69.8)%	134	408	(274)	(67.1)%
Other fee revenues	12	14	(2)	(17.1)%	46	39	7	19.2%
Management, franchise, and other fees	$52	$148	$(96)	(65.0)%	$180	$447	$(267)	(59.7)%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Management, franchise, and other fees	$52	$148	$(96)	(65.0)%	$180	$447	$(267)	(59.7)%
Contra revenue from management agreements	(4)	(4)	—	(21.0)%	(12)	(11)	(1)	(20.1)%
Contra revenue from franchise agreements	(3)	(1)	(2)	(19.8)%	(8)	(5)	(3)	(23.4)%
Net management, franchise, and other fees	$45	$143	$(98)	(68.3)%	$160	$431	$(271)	(62.8)%

Hyatt Hotels Corporation
Net Gains and Interest Income From Marketable Securities Held to Fund Rabbi Trusts
The table below provides a reconciliation of net gains and interest income from marketable securities held to fund rabbi trusts, all of which are completely offset within other line items on our condensed consolidated statements of income (loss), thus having no net impact to our earnings (losses). The gains or losses on securities held in rabbi trusts are offset within our owned and leased hotels expenses for our hotel employees and to selling, general, and administrative expenses for our corporate employees and personnel supporting our business segments. The table below shows the amounts recorded to the respective offsetting financial statement line item.
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Rabbi trust impact allocated to selling, general, and administrative expenses	$19	$—	$19	NM	$20	$36	$(16)	(43.7)%
Rabbi trust impact allocated to owned and leased hotels expense	3	—	3	NM	3	5	(2)	(48.0)%
Net gains and interest income from marketable securities held to fund rabbi trusts	$22	$—	$22	NM	$23	$41	$(18)	(44.3)%

Hyatt Hotels Corporation
Capital Expenditures Summary
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Enhancements to existing properties	$9	$32	$52	$90
Investment in new properties under development or recently opened	4	42	33	100
Maintenance and technology	3	24	19	54
Total capital expenditures	$16	$98	$104	$244

Hyatt Hotels Corporation
Properties and Rooms by Geography
Owned and leased hotels

	September 30, 2020		September 30, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Full service hotels (b)
United States (c)	25	12,608	24	12,592	1	16
Other Americas	2	795	2	795	—	—
ASPAC	—	—	1	615	(1)	(615)
EAME/SW Asia	8	1,594	8	1,593	—	1
Select service hotels
United States	1	171	1	171	—	—
Other Americas	2	293	2	293	—	—
EAME/SW Asia	1	330	1	330	—	—
Total owned and leased hotels (a)	39	15,791	39	16,389	—	(598)

(a) Figures do not include unconsolidated hospitality ventures or branded spas and fitness studios.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the nine months ended September 30, 2019.
(c) Includes rooms which were rebranded into a separate property upon opening.

Hyatt Hotels Corporation
Properties and Rooms by Geography
Managed and franchised properties (includes owned and leased properties)

	September 30, 2020		September 30, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Americas
Full service hotels (b)
United States managed	138	63,053	136	61,871	2	1,182
Other Americas managed	25	8,915	26	9,016	(1)	(101)
United States franchised	65	19,130	59	18,633	6	497
Other Americas franchised	5	924	6	968	(1)	(44)
Subtotal	233	92,022	227	90,488	6	1,534
Select service hotels
United States managed	46	6,810	49	7,155	(3)	(345)
Other Americas managed	13	1,857	10	1,476	3	381
United States franchised	372	51,338	341	46,890	31	4,448
Other Americas franchised	11	1,473	7	955	4	518
Subtotal	442	61,478	407	56,476	35	5,002
ASPAC
Full service hotels
ASPAC managed	113	37,018	106	34,911	7	2,107
ASPAC franchised	8	2,520	5	1,758	3	762
Subtotal	121	39,538	111	36,669	10	2,869
Select service hotels
ASPAC managed	29	5,378	28	4,982	1	396
ASPAC franchised	1	154	—	—	1	154
Subtotal	30	5,532	28	4,982	2	550
EAME/SW Asia
Full service hotels
EAME managed	56	13,470	53	12,923	3	547
SW Asia managed	42	11,646	37	10,541	5	1,105
EAME franchised	8	1,727	8	1,536	—	191
SW Asia franchised	2	328	1	248	1	80
Subtotal	108	27,171	99	25,248	9	1,923
Select service hotels
EAME managed	6	1,163	6	1,217	—	(54)
SW Asia managed	11	1,586	10	1,382	1	204
EAME franchised	4	803	2	443	2	360
Subtotal	21	3,552	18	3,042	3	510
Total full service and select service hotels	955	229,293	890	216,905	65	12,388

Americas
All-inclusive
Other Americas franchised	8	3,153	6	2,403	2	750
Subtotal	8	3,153	6	2,403	2	750

Total managed and franchised (a)	963	232,446	896	219,308	67	13,138

Vacation ownership	16		16		—
Residential	35		32		3
Condominium ownership	37		39		(2)
(a) Figures do not include vacation ownership, residential, branded spas and fitness studios, or condominium ownership units.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the nine months ended September 30, 2019.

Hyatt Hotels Corporation
Properties and Rooms by Brand

	September 30, 2020		September 30, 2019		Change
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Brand
Park Hyatt	45	8,345	40	7,536	5	809
Grand Hyatt	56	30,026	54	29,324	2	702
Hyatt Regency (c)	211	89,841	201	86,823	10	3,018
Hyatt	12	2,058	12	2,058	—	—
Andaz	23	5,311	21	4,791	2	520
Hyatt Centric (c)	37	7,603	32	6,494	5	1,109
The Unbound Collection by Hyatt	21	4,451	19	4,932	2	(481)
Alila	13	1,445	15	1,789	(2)	(344)
Destination	16	3,907	17	4,091	(1)	(184)
Joie de Vivre	14	2,258	13	1,952	1	306
Thompson (c)	10	2,324	10	2,205	—	119
Miraval	3	362	3	410	—	(48)
Hyatt Place	385	54,879	355	50,222	30	4,657
Hyatt House	108	15,683	98	14,278	10	1,405
Other	1	800	—	—	1	800
Total full service and select service hotels (b)	955	229,293	890	216,905	65	12,388

Hyatt Ziva	5	2,234	4	1,859	1	375
Hyatt Zilara	3	919	2	544	1	375
Total managed and franchised properties (a)	963	232,446	896	219,308	67	13,138

Hyatt Residence Club	16		16		—

(a) Figures do not include vacation ownership, residential, branded spas and fitness studios, or condominium ownership units.
(b) Miraval wellness resorts are now reported in with full service hotels and we have also reflected this change to the nine months ended September 30, 2019.
(c) Includes one unbranded property which we currently intend to rebrand in 2021.

Hyatt Hotels Corporation
Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA
(in millions)

	Rooms	Transaction / Opening Date	3Q20 Adjusted EBITDA Impact
Dispositions
Owned and Leased Hotels
Property Adjacent to Grand Hyatt San Francisco	-	3Q19
Hyatt Regency Atlanta	1260	3Q19
Grand Hyatt Seoul	615	4Q19
Total Owned and Leased Hotels Dispositions (e)			$(6)

Unconsolidated Hospitality Venture Hotels
Total Unconsolidated Hospitality Venture Hotels Dispositions (a) (b)			NM

Year-over-Year Net Impact of Dispositions to Owned and Leased Hotels Segment Adjusted EBITDA			$(6)

Acquisitions or Openings
Owned and Leased Hotels
Miraval Berkshires Resort and Spa	100	3Q20
Destination Wyndhurst Manor	46	3Q20
Total Owned and Leased Hotels Acquisitions or Openings (c)			$(2)

Unconsolidated Hospitality Venture Hotels
Hyatt Place San Jose Airport	190	3Q19
Hyatt Place Atlanta / Centennial Park	175	3Q19
Hyatt House San Jose Airport	165	4Q19
Hyatt Centric Downtown Portland	220	1Q20
Hyatt Place Boston / Seaport District	297	3Q20
Total Unconsolidated Hospitality Venture Hotels Acquisitions or Openings (a) (d)			$(1)

Year-over-Year Net Impact of Acquisitions and Openings to Owned and Leased Hotels Segment Adjusted EBITDA			$(3)

Year-over-Year Net Impact of Portfolio Changes to Owned and Leased Hotels Segment Adjusted EBITDA			$(9)

(a) Reflects Hyatt's pro rata share of unconsolidated hospitality ventures Adjusted EBITDA.
(b) Includes the sale of the hotel by the venture, the Company's sale of our equity interest in the venture, or the Company's equity interest no longer qualifying for the equity method of accounting.
(c) Includes the year-over-year financial impact of pre-opening activity.
(d) Includes the opening of a hotel by the venture.
(e) Includes the financial impact of pre-opening activity for a property for which we sold the contractual right to purchase.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Reconciliation of Net Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA and Total Revenues to Adjusted Revenues
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Net income (loss) attributable to Hyatt Hotels Corporation	$(161)	$296	$(457)	(154.2)%	$(500)	$445	$(945)	(212.3)%
Interest expense	35	19	16	88.7%	87	58	29	49.9%
(Benefit) provision for income taxes	(59)	109	(168)	(153.8)%	(188)	148	(336)	(227.0)%
Depreciation and amortization	80	85	(5)	(6.4)%	233	248	(15)	(6.0)%
EBITDA	(105)	509	(614)	(120.6)%	(368)	899	(1,267)	(140.9)%
Contra revenue	7	5	2	20.5%	20	16	4	21.4%
Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(267)	(617)	350	56.8%	(1,015)	(1,826)	811	44.5%
Costs incurred on behalf of managed and franchised properties	278	633	(355)	(56.1)%	1,068	1,871	(803)	(42.9)%
Equity losses from unconsolidated hospitality ventures	20	5	15	341.1%	45	2	43	NM
Stock-based compensation expense	3	4	(1)	(25.5)%	20	28	(8)	(28.6)%
Gains on sales of real estate	—	(373)	373	100.0%	(8)	(374)	366	97.9%
Asset impairments	—	9	(9)	(99.5)%	52	13	39	277.7%
Other (income) loss, net	19	(25)	44	173.9%	114	(104)	218	208.9%
Pro rata share of unconsolidated owned and leased hospitality ventures Adjusted EBITDA	(3)	13	(16)	(127.5)%	(7)	38	(45)	(119.5)%
Adjusted EBITDA	$(48)	$163	$(211)	(129.9)%	$(79)	$563	$(642)	(114.1)%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Total revenues	$399	$1,215	$(816)	(67.2)%	$1,642	$3,745	$(2,103)	(56.2)%
Add: Contra revenue	7	5	2	20.5%	20	16	4	21.4%
Less: Revenues for the reimbursement of costs incurred on behalf of managed and franchised properties	(267)	(617)	350	56.8%	(1,015)	(1,826)	811	44.5%
Adjusted revenues	$139	$603	$(464)	(77.0)%	$647	$1,935	$(1,288)	(66.5)%

Adjusted EBITDA Margin %	(35.0)%	26.9%	(61.9)%	(12.3)%	29.1%	(41.4)%

Adjusted EBITDA Margin % Change in Constant Currency	(61.8)%	(41.2)%

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Three Months Ended September 30, 2020 and September 30, 2019
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income (Loss)	Three Months Ended September 30,
		2020	2019
Net income (loss) attributable to Hyatt Hotels Corporation		$(161)	$296
Earnings (losses) per diluted share		$(1.59)	$2.80
Special items
Restructuring expenses (a)	Other income (loss), net	22	—
Utilization of Avendra and other proceeds (b)	Costs incurred on behalf of managed and franchised properties; depreciation and amortization	6	11
Fund deficits (c)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	6	4
Unrealized gains (d)	Other income (loss), net	(8)	(3)
Gains on sales of real estate (e)	Gains on sales of real estate	—	(373)
Asset impairments (f)	Asset impairments	—	9
Unconsolidated hospitality ventures (g)	Equity losses from unconsolidated hospitality ventures	—	6
Other (h)	Other income (loss), net	(1)	(3)
Special items - pre-tax		25	(349)
Income tax benefit (provision) for special items	Benefit (provision) for income taxes	(14)	92
Total special items - after-tax		11	(257)
Special items impact per diluted share		$0.11	$(2.43)
Adjusted net income (loss) attributable to Hyatt Hotels Corporation		$(150)	$39
Earnings (losses) per diluted share, adjusted for special items		$(1.48)	$0.37

(a) Restructuring expenses - During the three months ended September 30, 2020 (Q3 2020), we recognized $22 million in restructuring expenses related to severance and related charges as a result of the COVID-19 pandemic.
(b) Utilization of Avendra and other proceeds - During Q3 2020 and the three months ended September 30, 2019 (Q3 2019), we recognized expenses related to the partial utilization of the Avendra LLC sale proceeds for the benefit of our hotels. The gain recognized in conjunction with the sale of Avendra LLC was included as a special item during the year ended December 31, 2017.
(c) Fund deficits - During Q3 2020 and Q3 2019, we recognized net deficits on certain funds due to the timing of revenue and expense recognition that we expect will reverse in future periods.
(d) Unrealized gains - During Q3 2020 and Q3 2019, we recognized unrealized gains due to the change in fair value of our marketable securities.
(e) Gains on sales of real estate - During Q3 2019, we recognized a $272 million gain on the sale of Hyatt Regency Atlanta and a $101 million gain on the sale of the property adjacent to Grand Hyatt San Francisco and assignment of the related Apple store lease.
(f) Asset impairments - During Q3 2019, we recognized a $9 million impairment charge related to certain management agreement intangibles.
(g) Unconsolidated hospitality ventures - During Q3 2019, we recognized a $6 million impairment charge related to one unconsolidated hospitality venture.
(h) Other - Q3 2019 includes $2 million of income related to the release of the contingent consideration liability recorded in connection with the acquisition of Two Roads in 2018.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Earnings (Losses) per Diluted Share and Net Income (Loss) Attributable to Hyatt Hotels Corporation, to Earnings (Losses) per Diluted Share, Adjusted for Special Items and Adjusted Net Income (Loss) Attributable to Hyatt Hotels Corporation - Nine Months Ended September 30, 2020 and September 30, 2019
(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income (Loss)	Nine Months Ended September 30,
		2020	2019
Net income (loss) attributable to Hyatt Hotels Corporation		$(500)	$445
Earnings (losses) per diluted share		$(4.93)	$4.17
Special items
Restructuring expenses (a)	Other income (loss), net	69	—
Asset impairments (b)	Asset impairments	52	13
Unrealized (gains) losses (c)	Other income (loss), net	36	(23)
Utilization of Avendra and other proceeds (d)	Costs incurred on behalf of managed and franchised properties; depreciation and amortization	29	30
Fund deficits (e)	Revenues for the reimbursement of costs incurred and costs incurred on behalf of managed and franchised properties; other income (loss), net	25	9
Gains on sales of real estate (f)	Gains on sales of real estate	(8)	(374)
Release of contingent consideration liability (g)	Other income (loss), net	—	(29)
Other (h)	Equity losses from unconsolidated hospitality ventures; Other income (loss), net	(7)	(1)
Special items - pre-tax		196	(375)
Income tax benefit (provision) for special items	Benefit (provision) for income taxes	(64)	99
Total special items - after-tax		132	(276)
Special items impact per diluted share		$1.30	$(2.59)
Adjusted net income (loss) attributable to Hyatt Hotels Corporation		$(368)	$169
Earnings (losses) per diluted share, adjusted for special items		$(3.63)	$1.58

(a) Restructuring expenses - During the nine months ended September 30, 2020 (YTD 2020), we recognized $69 million in restructuring expenses related to severance and related charges as a result of the COVID-19 pandemic.
(b) Asset impairments - During YTD 2020, we recognized $52 million of impairment charges related to goodwill, property and equipment, operating lease right-of-use assets, and definite-lived intangibles. During the nine months ended September 30, 2019 (YTD 2019), we recognized $13 million of impairment charges related to certain management agreement intangibles.
(c) Unrealized (gains) losses - During YTD 2020 and YTD 2019, we recognized unrealized losses and gains, respectively, due to the change in fair value of our marketable securities.
(d) Utilization of Avendra and other proceeds - During YTD 2020 and YTD 2019, we recognized expenses related to the partial utilization of the Avendra LLC sale proceeds for the benefit of our hotels. The gain recognized in conjunction with the sale of Avendra LLC was included as a special item during the year ended December 31, 2017.
(e) Fund deficits - During YTD 2020 and YTD 2019, we recognized net deficits on certain funds due to the timing of revenue and expense recognition that we expect will reverse in future periods.

(f) Gains on sales of real estate - During YTD 2020, we recognized a $4 million pre-tax gain related to the sale of our controlling interest in entities that are developing a hotel, parking, and retail space and a $4 million pre-tax gain on the sale of a building. During YTD 2019, we recognized a $272 million gain on the sale of Hyatt Regency Atlanta and a $101 million gain on the sale of the property adjacent to Grand Hyatt San Francisco and assignment of the related Apple store lease.
(g) Release of contingent consideration liability - During YTD 2019, we recognized $29 million of income related to the release of the contingent consideration liability recorded in connection with the acquisition of Two Roads in 2018.
(h) Other - During YTD 2020, we recognized $5 million of realized gains. During YTD 2019, we recognized an $8 million gain attributable to sales activity related to certain unconsolidated hospitality ventures, which was offset by impairment charges of $7 million.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: SG&A Expenses to Adjusted SG&A Expenses
Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this measure excluding the impact of our rabbi trust investments and stock-based compensation expense.
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
SG&A expenses	$69	$83	$(14)	(16.7)%	$217	$306	$(89)	(29.1)%
Less: rabbi trust impact	(19)	—	(19)	NM	(20)	(36)	16	43.7%
Less: stock-based compensation expense	(3)	(4)	1	25.5%	(20)	(28)	8	28.6%
Adjusted SG&A expenses	$47	$79	$(32)	(40.6)%	$177	$242	$(65)	(27.1)%

The table below provides a segment breakdown for Adjusted SG&A expenses.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Americas management and franchising (a)	$11	$16	$(5)	(26.0)%	$38	$49	$(11)	(21.6)%
ASPAC management and franchising	8	13	(5)	(31.0)%	26	37	(11)	(26.6)%
EAME/SW Asia management and franchising	7	8	(1)	(17.4)%	29	24	5	16.8%
Owned and leased hotels (a)	3	6	(3)	(49.9)%	10	14	(4)	(30.4)%
Corporate and other (a)	18	36	(18)	(53.1)%	74	118	(44)	(38.1)%
Adjusted SG&A expenses	$47	$79	$(32)	(40.6)%	$177	$242	$(65)	(27.1)%

(a) Effective January 1, 2020, the results of Miraval are reported in the owned and leased hotels segment and Americas management and franchising segment. We have also reflected these changes to the three and nine months ended September 30, 2019.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Measure: Comparable Owned and Leased Hotels Operating Margin to Owned and Leased Hotels Operating Margin
Below is a reconciliation of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotels operating margin percentages. Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). Below is a reconciliation of the margins excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.
(in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	Change ($)	Change (%)	2020	2019	Change ($)	Change (%)
Revenues
Comparable owned and leased hotels	$75	$388	$(313)	(80.5)%	$417	$1,242	$(825)	(66.4)%
Non-comparable owned and leased hotels	5	42	(37)	(90.0)%	5	148	(143)	(96.8)%
Owned and leased hotels revenues	$80	$430	$(350)	(81.4)%	$422	$1,390	$(968)	(69.6)%

Expenses
Comparable owned and leased hotels	$120	$311	$(191)	(61.3)%	$480	$948	$(468)	(49.3)%
Non-comparable owned and leased hotels	8	35	(27)	(79.5)%	12	117	(105)	(89.8)%
Rabbi trust impact	3	—	3	NM	3	5	(2)	(48.0)%
Owned and leased hotels expenses	$131	$346	$(215)	(62.2)%	$495	$1,070	$(575)	(53.7)%

Owned and leased hotels operating margin percentage	(63.9)%	19.3%		(83.2)%	(17.4)%	23.0%		(40.4)%

Comparable owned and leased hotels operating margin percentage	(59.4)%	19.6%		(79.0)%	(15.1)%	23.6%		(38.7)%

DEFINITIONS
Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (Adjusted EBITDA) and EBITDA
We use the terms Adjusted EBITDA and EBITDA throughout this earnings release. Adjusted EBITDA and EBITDA, as the Company defines them, are non-GAAP measures. We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus its pro rata share of unconsolidated owned and leased hospitality ventures Adjusted EBITDA based on its ownership percentage of each owned and leased venture, adjusted to exclude the following items:
•interest expense;
•benefit (provision) for income taxes;
•depreciation and amortization;
•amortization of management and franchise agreement assets constituting payments to customers (Contra revenue);
•revenues for the reimbursement of costs incurred on behalf of managed and franchised properties;
•costs incurred on behalf of managed and franchised properties;
•equity earnings (losses) from unconsolidated hospitality ventures;
•stock-based compensation expense;
•gains (losses) on sales of real estate;
•asset impairments; and
•other income (loss), net

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to corporate and other Adjusted EBITDA. Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA, or some combination of both. We believe Adjusted EBITDA is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance and making compensation decisions and facilitates our comparison of results before these items with results from other companies within our industry.
Adjusted EBITDA excludes certain items that can vary widely across different industries and among companies within the same industry. For instance, interest expense and provision for income taxes are dependent upon company specifics, including capital structure, credit ratings, tax policies, and jurisdictions in which they operate, and therefore, can vary significantly across companies. Depreciation and amortization, as well as Contra revenue, are dependent on company policies including how the assets are utilized as well as the lives assigned to the assets. We exclude revenues for the reimbursement of costs and costs incurred on behalf of managed and franchised properties which relate to the reimbursement of payroll costs and for system-wide services and programs that we operate for the benefit of our third-party owners and franchisees as contractually we do not provide services or operate the related programs to generate a profit over the terms of the respective contracts. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Therefore, we exclude the net impact when evaluating period-over-period changes in our operating results. We exclude stock-based compensation expense to remove the variability amongst companies resulting from different compensation plans companies have adopted. Finally, we exclude other items that are not core to our operations, such as asset impairments and unrealized and realized gains and losses on marketable securities.

Adjusted EBITDA and EBITDA are not substitutes for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA and EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted EBITDA supplementally.

Adjusted EBITDA Margin
We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenues excluding Contra revenue and revenues for the reimbursement of costs incurred on behalf of managed and franchised properties (Adjusted revenues). We believe Adjusted EBITDA margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Adjusted Net Income (Loss)
Adjusted net income (loss), as we define it, is a non-GAAP measure. We define Adjusted net income (loss) as net income (loss) attributable to Hyatt Hotels Corporation excluding special items, which are those items deemed not to be reflective of ongoing operations. We consider Adjusted net income (loss) to be an indicator of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations.

Adjusted net income (loss) is not a substitute for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted net income (loss). Although we believe that Adjusted net income (loss) can make an evaluation of our operating performance more consistent because it removes special items that are deemed not to be reflective of ongoing operations, other companies in our industry may define Adjusted net income (loss) differently than we do. As a result, it may be difficult to use Adjusted net income (loss) or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted net income (loss) should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted net income (loss) supplementally.

Adjusted Selling, General, and Administrative (SG&A) Expenses
Adjusted SG&A expenses, as we define it, is a non-GAAP measure. Adjusted SG&A expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense. Adjusted SG&A expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis.

Comparable Owned and Leased Hotels Operating Margin
We define comparable owned and leased hotels operating margin as the difference between comparable owned and leased hotels revenues and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenues is calculated by removing non-comparable hotels revenues from owned and leased hotels revenues as reported in our condensed consolidated statements of income (loss). Comparable owned and leased hotels expenses is calculated by removing both non-comparable owned and leased hotels expenses and the impact of expenses funded through rabbi trusts from owned and leased hotels expenses as reported in our condensed consolidated statements of income (loss). We believe comparable owned and leased hotels operating margin is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.

Comparable Hotels
"Comparable system-wide hotels" represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable system-wide hotels. We may use variations of comparable system-wide hotels to specifically refer to comparable system-wide Americas full service or select service hotels for those properties that we manage or franchise within the Americas management and franchising segment, comparable system-wide ASPAC full service or select service hotels for those properties we manage or franchise within the ASPAC management and franchising segment, or comparable system-wide EAME/SW Asia full service or select service hotels for those properties that we manage or franchise within the EAME/SW Asia management and franchising segment. "Comparable owned and leased hotels" represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared or for which comparable results are not available. Hotels that have temporarily suspended operations due to the COVID-19 pandemic are included in our definition of comparable owned and leased hotels. Comparable system-wide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in our industry. "Non-comparable system-wide hotels" or "non-comparable owned and leased hotels" represent all hotels that do not meet the respective definition of "comparable" as defined above.

Constant Dollar Currency
We report the results of our operations both on an as reported basis, as well as on a constant dollar basis. Constant dollar currency, which is a non-GAAP measure, excludes the effects of movements in foreign currency exchange rates between comparative periods. We believe constant dollar analysis provides valuable information regarding our results as it removes currency fluctuations from our operating results. We calculate constant dollar currency by restating prior-period local currency financial results at the current period’s exchange rates. These restated amounts are then compared to our current period reported amounts to provide operationally driven variances in our results.

Revenue per Available Room (RevPAR)
RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry. RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities, and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.

Average Daily Rate (ADR)
ADR represents hotel room revenues, divided by the total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in our industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel's available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.